Exhibit 99.2

NOMINATION AND SUPPORT AGREEMENT

This Nomination and Support Agreement dated August 22, 2016 (the “Agreement”) is by and among Blue Harbour Group, LP (“Blue Harbour”), Blue Harbour Holdings, LLC (“Blue Harbour GP” and, together with Blue Harbour, the “Blue Harbour Parties”) and Rowan Companies plc (the “Company”). In consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Representations and Warranties of the Company. The Company represents and warrants to the Blue Harbour Parties that this Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2. Representations and Warranties of the Blue Harbour Parties. Each Blue Harbour Party represents and warrants to the Company that this Agreement has been duly authorized, executed and delivered by the Blue Harbour Parties, and is a valid and binding obligation of the Blue Harbour Parties, enforceable against each Blue Harbour Party in accordance with its terms. Each Blue Harbour Party hereby represents and warrants to the Company that it and its Affiliates (as such term is hereinafter defined) are the “beneficial owners” (as such term is hereinafter defined) of the number of ordinary shares of the Company (“Shares”) and Derivative Instruments (as such term is hereinafter defined) as set forth on Exhibit A hereto with respect to each Blue Harbour Party and such Affiliates, and that none of the Blue Harbour Parties or any of their Affiliates beneficially own, or have any rights, options or agreements to acquire or vote, any other Shares or Derivative Instruments. None of the Blue Harbour Parties or any of their Affiliates beneficially own, or have any rights, options or agreements to acquire, any indebtedness of the Company.

3. Board Nomination. In accordance with the Company’s organizational documents and applicable law, the Company agrees that the Board of Directors of the Company (the “Board”) will (a) no later than five (5) business days following the execution of this Agreement, appoint Charles L. Szews (the “New Nominee”) as a Company director and (b) nominate the New Nominee for election as a Company director at the Company’s first annual general meeting of shareholders following the date hereof (the “Next Annual Meeting”) (other than in the case of the refusal or inability of the New Nominee to serve), together with the other persons included in the Company’s slate of nominees for election as directors at the Next Annual Meeting. The Blue Harbour Parties have informed the Company that the New Nominee is not affiliated with, and has no pre-existing or prior business relationship with, the Company or the Blue Harbour Parties; nonetheless, each Blue Harbour Party agrees to provide upon request such information about itself as is required to be or is customarily disclosed in a proxy statement and similar documents under the securities laws applicable to the Company and/or the rules and regulations of the stock exchange(s) on which the Company’s Shares are listed and such other customary information as is reasonably requested by the Company. The Company agrees that (x) the Board will recommend that the shareholders of the Company vote to elect the New Nominee as a director of the Company at the Next Annual Meeting and (y) the Company shall use reasonable efforts (which shall include the solicitation of proxies) to obtain the election of the New Nominee at the Next Annual Meeting not less than the efforts used by the Company to obtain the election of any other independent director nominee nominated by it to serve as a director on the Board at the Next Annual Meeting.

4. Support; Voting; Other Matters.

(a) During the Support Period (as such term is hereinafter defined), each Blue Harbour Party will not in any manner, and shall cause its Affiliates to not, directly or indirectly, absent prior express invitation or authorization by the Board pursuant to a resolution of the Board:

(i) Initiate, take, encourage, or participate in any action to obtain representation on the Board or alter the composition of the Board or management;

(ii) request any permission, waiver or amendment of any provision of this Agreement, disclose any intent, purpose, plan or proposal to obtain any such permission, waiver or amendment under this Agreement or bring any action or otherwise act to contest the validity of this Agreement or seek a release from the restrictions or obligations contained in this Agreement in each case in a manner that would reasonably require or result in public disclosure by any Blue Harbour Party, its Affiliates, or the Company; or

(iii) disclose publicly or privately in any manner any intention, plan or arrangement that is inconsistent with the foregoing.

(b) Each Blue Harbour Party shall cause all Shares beneficially owned, directly or indirectly, by it, or by any of its Affiliates over which it exercises or has voting authority, to be present for quorum purposes and to be voted, at the Next Annual Meeting and at any adjournments or postponements thereof, in favor of any and all directors nominated by the Board for election at the Next Annual Meeting.

5. Public Announcement and SEC Filing.

(a) The Company shall announce this Agreement by means of a press release in the form attached hereto as Exhibit B (the “Press Release”) as soon as practicable and in coordination with the Blue Harbour Parties. Any public statement or comment by the Company or any Blue Harbour Party regarding this Agreement or the matters addressed herein shall be consistent with the Press Release.

(b) The Blue Harbour Parties shall promptly prepare and file an amendment (the “13D Amendment”) to its Schedule 13D with respect to the Company filed with the SEC on July 21, 2014 reporting the entry into this Agreement and amending applicable items to conform to its obligations hereunder. The 13D Amendment shall be consistent with the Press Release and the terms of this Agreement. The Blue Harbour Parties shall provide the Company with reasonable opportunity to review and comment upon the 13D Amendment prior to filing, and shall consider in good faith any changes proposed by the Company.

6. Definitions. For purposes of this Agreement:

(a) the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) the terms “beneficial owner” and “beneficially own” shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act except that a person shall also be deemed to be the beneficial owner of all Shares which such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to the exercise of any rights in connection with any securities or any agreement, arrangement or understanding (whether or not in writing), regardless of when such rights may be exercised and whether they are conditional, and all Shares which such person or any of such person’s Affiliates has or shares the right to vote or dispose.

(c) the term “Derivative Instrument” shall mean, with respect to any person, any option, warrant, convertible security, share appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any shares of any class or series of shares in the capital of the Company or with a value derived in whole or in part from the price, value or volatility of any shares of any class or series of shares in the capital of the Company, any “call equivalent position” or “put equivalent position” (as such terms are defined in Rule 16a-1(b) under the Exchange Act) that is, directly or indirectly, held or maintained by such person with respect to any shares of any class or series of shares in the capital of the Company (including any security or instrument that would not otherwise constitute a derivative security for purposes of such definitions as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination) or any other derivative or synthetic arrangement having characteristics of a long position in, or a short position with respect to, any shares of any class or series of shares in the capital of the Company, whether or not such instrument or right shall be subject to settlement in shares of the underlying class or series of shares in the capital of the Company, or otherwise directly or indirectly owned beneficially by such person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any shares of any class or series of shares in the capital of the Company.

(d) the term “including” shall mean “including, without limitation,” in all instances.

(e) the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

(f) the term “Support Period” shall mean the period from the date of this Agreement through the date which is 30 days prior to the last day on which a shareholder may timely notify the Company of such shareholder's intention to nominate a candidate for election as a director at the 2018 annual general meeting of shareholders of the Company (the "Support End Date"), provided that if the Company prior to the Support End Date notifies the Blue Harbour Parties in writing of its irrevocable agreement to nominate the New Nominee, and the Board does so nominate him (or, in the case of his refusal or inability to serve, the Board nominates another person recommended by the Blue Harbour Parties), then the Support End Date shall be extended to the date which is 30 days prior to the last day on which a shareholder may timely notify the Company of such shareholder's intention to nominate a candidate for election as a director at the 2019 annual general meeting of shareholders of the Company.

7. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy and email, when such telecopy is transmitted to the telecopy number set forth below and sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this Section:

if to the Company:	Melanie M. Trent EVP, General Counsel & Chief Administrative Officer Rowan Companies plc 2800 Post Oak Blvd, Suite 5450 Houston, Texas 77056 mtrent@rowancompanies.com
if to a Blue Harbour Party:	Blue Harbour Group, L.P. 646 Steamboat Road Greenwich, CT 06830 Attention: Christian Asmar Facsimile:(203) 422-6543 Email: casmar@bhgrp.com
with a copy to:	Marc Weingarten Schulte Roth & Zabel LLP 919 Third Avenue New York, NY 10022 Facsimile: (212) 593-5955 Email: marc.weingarten@srz.com

8. Specific Performance; Remedies; Other Matters. The parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. Furthermore, each of the parties hereto agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

9. Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

10. Termination. This Agreement shall terminate on the expiry of the Support Period.

11. Counterparts. This Agreement may be executed in two (2) or more counterparts which together shall constitute a single agreement.

12. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

13. No Waiver. No failure or delay by either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial waiver thereof preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder.

14. Assignment. This Agreement and the rights and obligations hereunder shall be binding on and inure to the benefit of successors of the parties hereto. This Agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by any Blue Harbour Party without the express written consent of the Company. The Company may assign this Agreement and the rights and obligations herein on notice to the Blue Harbour Parties.

15. Entire Understanding. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

16. Interpretation and Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the parties as of the date hereof.

Rowan Companies plc		Blue Harbour GROUP, LP

		By:	Blue Harbour Holdings, LLC, its general partner

By:	/s/ Melanie M. Trent	By:	/s/ Clifton S. Robbins
	Melanie M. Trent		Name:	Clifton S. Robbins
	EVP, General Counsel & Chief Administrative Officer		Title:	Managing Member

Blue Harbour HOLDINGS, LLC

		By:	/s/ Clifton S. Robbins
			Name:	Clifton S. Robbins
			Title:	Managing Member

[Signature Page to the Agreement]

EXHIBIT A

Blue Harbour Party Ownership Schedule

The Blue Harbour Parties and their Affiliates collectively are the beneficial owners of 9,992,812 Shares and no Derivative Instruments.

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EXHIBIT B

Form of Press Release

Rowan Companies Appoints New Board Member

HOUSTON, August 22, 2016/PRNewswire/ -- Rowan Companies plc (“Rowan”) (NYSE: RDC) announced today the appointment of Charles L. Szews to the Board of Directors, effective immediately. With this addition, the Rowan Board now comprises ten directors, of whom nine are independent.

Mr. Szews previously served as Chief Executive Officer of Oshkosh Corporation, a designer, manufacturer and marketer of specialty vehicles and vehicle bodies, before retiring in December 2015. Mr. Szews held several other positions at Oshkosh, including President and CEO from 2011 to 2012, President and Chief Operating Officer from 2007 to 2011 and Executive Vice President and Chief Financial Officer from 1997 to 2007. Mr. Szews currently serves as a director of Commercial Metals Company and previously served as a director of Gardner Denver Inc. and Oshkosh Corporation. Mr. Szews was recommended to the Company by one of its largest shareholders, Blue Harbour Group, LP., which has entered into a Support Agreement in connection with Mr. Szews appointment to the Board.

Rowan’s Chief Executive Officer Tom Burke commented, “We believe Charlie’s extensive operational and financial experience including his background in manufacturing, technology and international markets will be a great asset for our Board.”

Rowan is a global provider of contract drilling services with a fleet of 31 mobile offshore drilling units, comprised of 27 jack-up rigs and four ultra-deepwater drillships.  The Company's fleet operates worldwide, including the United States Gulf of Mexico, the United Kingdom and Norwegian sectors of the North Sea, the Middle East, Trinidad and Suriname.  The Company's Class A Ordinary Shares are traded on theNew York Stock Exchange under the symbol "RDC."  For more information on the Company, please visit www.rowan.com.

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